Covisint Corporation Fourth Quarter and Full-Year Fiscal 2015 Results May 20, 2015

2 Forward Looking Statements This presentations contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operations, financial performance, the company’s strategy for growth, product development, market position and expenditures. These statements use words, and variations of words, such as "will," "expect," "next," "project," "potential," "continue," "expand," and "grow". You are cautioned not to rely on these forward-looking statements, as they are based on our current expectations of future events and thus, are inherently subject to uncertainty. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of financial information; any statements about historical results that may suggest trends for our business and results of operations; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding future events, potential markets or market size, technology developments, or enforceability of our intellectual property rights; and any statements of assumptions underlying any of the foregoing. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many factors, including but not limited to: quarterly fluctuations in our business and results of operations; our ability to address market needs and sell our applications and services successfully; the general market conditions of the industry; and the effects of competition. These and other risks and uncertainties associated with our business are described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014. We assume no obligation and do not intend to update these forward-looking statements. In addition to U.S. GAAP financials, this presentation includes certain non-GAAP financial measures. These historical and forward-looking non-GAAP measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP measures is included in the appendix to this presentation. Covisint is a registered trademark of Covisint Corporation. This presentation also contains additional trademarks and service marks of ours and of other companies. We do not intend our use or display of other companies’ trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

3 FY15: Transition Year in Review • Leadership and Organization – Completed major re-organization and staff rationalization – Strengthened Senior Leadership Team • Developing and building the Product Management and Product Marketing Group – Established West Coast HQ in San Francisco • Software/Services to Software Focus – Developed and executed a Certified Services Partner program • Currently: 7 Partners – Re-organized the direct sales force with enterprise-class focus • Shifted focus of sales force to $2 – $3M annual deals – Exited virtually the entire Healthcare application business – Substantially exited the Services business

4 FY15: Transition Year in Review • Strategic Partnerships – Cisco arrangements yielded additional 2015 subscription revenue • Strong pipeline in place – Announced the Tech Mahindra relationship • Pipeline development underway with Tech Mahindra team – Continue to develop additional strategic partners • Cost and Revenue – Completed spin from parent – Established G&A activity, installed corporate accounting and management reporting – Established Covisint “cost culture” – Rationalized organization – Rationalized facilities

5 FY16: Year of Execution • Continue to Build our Direct Sales Organization • Enhance Relationship with Current Strategic Partners and Develop Potential Strategic Partners • Improve Our Branding and Product Positioning in the Market • Continue to Enhance our Platform to Meet and Lead Market Demand

FY15: Non-GAAP Financial Overview

Non-GAAP* Income Statement

($ in thousands, except per share)

	Q4FY15	Y/Y	Q/Q	FY15	Y/Y
REVENUE					
Subscription	18,356	8%	17%	66,283	(1%)
Services	5,101	(31%)	(16%)	22,251	(27%)
Total revenue	23,457	(4%)	8%	88,534	(9%)
COST OF REVENUE	12,422	(8%)	(2%)	50,712	4%
GROSS PROFIT	11,035	1%	21%	37,822	(22%)
Gross margin	*47%*			*43%*	
OPERATING EXPENSES					
Research and development	3,036	(30%)	(17%)	13,749	(21%)
Sales and marketing	7,082	(13%)	9%	30,200	3%
General and administrative	3,124	(36%)	(3%)	13,766	(25%)
Total operating expenses	13,242			57,715	
Operating Loss	(2,207)			(19,893)	
Other Income	15			69	
Income (loss) before tax	(2,192)			(19,824)	
Income tax provision	33			112	
NET INCOME (LOSS)	(2,225)			(19,936)	
Diluted EPS	(0.06)			(0.52)	

Highlights

- Positive cash flow in Q4 2015
- ASR booking
  - $14.4 million for FY15
  - 80% improvement vs. FY14
- Reduced run-rate expense by approximately $20 million
- Investing in the future

Guidance Summary

	FY16	Q1FY16
Subscription Revenue**	5% - 10%	Flat
Services Revenue**	10-15% of Total Revenue	10-15% of Total Revenue
Net Income	$(11) – (14) mil	$(5) – (6) mil
Free Cash Flow	$(12) – (15) mil	$(5) – (6) mil
Total Shares Outstanding	40.5 mil	39.1 mil

* Excludes the impact of stock compensation and the expensing of certain R&D costs (rather than capitalizing such costs)

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Appendix

8 FY15: Non-GAAP Reconciliation Q4FY15 FY15 Cost of Revenue 22,428 66,404 Adjustments: Stock compensation expense 30 613 Cost of revenue–amortization of capitalized software 9,976 15,079 Cost of revenue, non-GAAP 12,422 50,712 Research and development 1,852 10,416 Adjustments: Capitalized internal software costs (1,210) (3,508) Stock compensation expense 26 175 Research and development, non-GAAP 3,036 13,749 Sales and marketing 7,812 32,593 Adjustments: Stock compensation expense 201 1,570 Amortization of customer relationship agreements 529 823 Sales and marketing, non-GAAP 7,082 30,200 Q4FY15 FY15 General and administrative 3,528 17,640 Adjustments: Stock compensation expense 404 3,874 General and Administrative, non-GAAP 3,124 13,766 Net income (loss) (12,181) (38,562) Adjustments: Capitalized internal software costs (1,210) (3,508) Stock compensation expense 661 6,232 Amortization of intangibles 10,505 15,902 Net income (loss), non-GAAP (2,225) (19,936) Diluted EPS (0.32) (1.01) Adjustments: Capitalized internal software costs (0.03) (0.09) Stock compensation expense 0.02 0.16 Amortization of intangibles 0.27 0.42 Diluted EPS, non-GAAP (0.06) (0.52) ($ in thousands, except per share)